EXHIBIT 10.34

THIRD AMENDMENT TO THE CONSULTING AGREEMENT

THIS Third Amendment (the “Amendment”) to the Consulting Agreement is effective as of July 7, 2014 (the “Amendment Effective Date”), by and between THE MEDICINES COMPANY, a Delaware corporation with its principal place of business located at 8 Sylvan Way, Parsippany, New Jersey 07054 (the “Company”) and STRATEGIC IMAGERY, LLC, having an address of 2604 North Greenway Drive, Coral Gables, Florida 33134 (“the Consultant”). The Company and Consultant may at times throughout this Amendment be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into a certain Consulting Agreement dated as of July 6, 2012, as amended by the First Amendment dated December 3, 2012, and the Second Amendment dated July 6, 2013 (as amended, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement with the Amendment as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the parties agree as follows:

1.The Parties hereby agree to a one year renewal term of the Agreement, commencing July 7, 2014 and continuing until July 6, 2015, unless earlier terminated pursuant to the terms of the Agreement.

2.Section 4.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.3
Unless otherwise agreed to in writing by the Parties, Consultant shall invoice Company on a monthly basis for fees and expenses for the Services performed using the form of invoice attached hereto as Exhibit A. Such invoices shall include a detailed description of the Services rendered and the time spent in performance of those Services. Company agrees to pay Consultant invoices within forty-five (45) days of receipt. Unless indicated otherwise in a particular Scope of Services, Consultant shall submit such invoices for payment to the following address:

The Medicines Company
8 Sylvan Way
Parsippany, New Jersey 07054
Attn:    Accounts Payable
Email:    ap@themedco.com

3.Except as modified in this Amendment, the remainder of the Agreement shall remain in effect. This Amendment is considered to be part of the Agreement and, as modified in accordance herewith, the Agreement is hereby ratified and declared in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the first day of the Renewal Term.

THE MEDICINES COMPANY                 STRATEGIC IMAGERY, LLC

By:    /s/ Stephen Rodin                    By: /s/ Robert G. Savage
Name:    Stephen Rodin                        Name:    Robert G. Savage
Title:    SVP and General Counsel                Title:    President
Date: 10-9-14                            Date: 10/21/14